UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of report (Date of earliest event reported) June 8, 2003


                                ITEX Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                         (State or Other Jurisdiction of
                                 Incorporation)


              0-18275                               93-0922994
      (Commission File Number)         (IRS Employer Identification Number)


                                ITEX Corporation
                                3400 Cottage Way
                              Sacramento, CA 95825
                    (Address of Principal Executive Offices)


                                 (916) 679-1111
                  (Registrant's Telephone, Including Area Code)

                                ITEX Corporation


     Item 5. Other Events

     ITEX Corporation ("ITEX") announces the following information:

     In a meeting of the Board of Directors of ITEX on June 8, 2003, the Board authorized and empowered the Compensation Committee to begin to negotiate an exit plan and a plan of succession for its CEO, Lewis "Spike" Humer.

     The Board also acted on the recommendation of the Audit Committee in the absence of a CFO to temporarily hire an Internal Control Advisor to review expenditures, books, records and documents, to examine and audit accounts, and report the results to the Audit Committee. The Internal Control Advisor was not given decision-making authority. The Board imposed certain temporary financial controls on ITEX, including pre-authorization of travel and expense accounts over $200 for 40 days, pre-authorization of new and replacement hires for the next 60 days, and a freeze all new property lease negotiations for the next 40 days.






                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation
(Registrant)

By:__/s/__Lewis_"Spike"_Humer__
Chief Executive Officer

Date:    June 13, 2003